Exhibit 8.1

September 20, 2023

Earthstone Energy, Inc.

1400 Woodlands Forest Drive, Suite 300

The Woodlands, Texas 77380

Re: Earthstone Energy, Inc. Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), in connection with the Agreement and Plan of Merger, dated as of August 21, 2023 (the “Merger Agreement”),1 by and among Permian Resources Corporation, a Delaware corporation (“Permian Resources”), Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Permian Resources (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Permian Resources (“Merger Sub II”), Permian Resources Operating, LLC, a Delaware limited liability company (“Permian Resources OpCo”), Earthstone, and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Earthstone OpCo”).

Pursuant to the Merger Agreement, (i) at the Initial Company Merger Effective Time, Merger Sub I will merge with and into Earthstone (the “Initial Company Merger”), with Earthstone continuing its existence as the surviving corporation following the Initial Company Merger as a direct, wholly owned subsidiary of Permian Resources (the “Initial Surviving Corporation”), (ii) immediately following the Initial Company Merger and at the Subsequent Company Merger Effective Time, the Initial Surviving Corporation will merge with and into Merger Sub II (the “Subsequent Company Merger” and together with the Initial Company Merger, the “Company Mergers”), with Merger Sub II continuing its existence as the surviving company following the Subsequent Company Merger as a direct wholly owned subsidiary of Permian Resources, and (iii) immediately following the Company Mergers and at the OpCo Merger Effective Time, Earthstone OpCo will merge with and into Permian Resources OpCo (the “OpCo Merger” and together with the Company Mergers, the “Mergers”), with Permian Resources OpCo continuing its existence as the surviving entity following the OpCo Merger. In

[1]	Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

September 20, 2023 Page 2

connection with the registration statement on Form S-4 (File No. 333-274355) initially filed by Permian Resources on September 6, 2023, including the joint proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement (as amended through the date hereof, the “Registration Statement”), you have requested our opinion as to certain material U.S. federal income tax matters set forth in the Registration Statement under the caption “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Mergers”.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions, including that (i) the Mergers and the related transactions will be consummated in accordance with the provisions of the Merger Agreement and the other agreements referred to therein (the “Transaction Documents”) and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) all of the information, facts, statements, representations, covenants, and undertakings set forth in the Transaction Documents (including the Company Officer’s Tax Certificate and the Parent Officer’s Tax Certificate) and the Registration Statement are or will be true, complete, and correct in all respects and will remain true, complete, and correct in all respects at all times up to and including the effective times of transactions contemplated by the Merger Agreement, and no actions have been taken or will be taken that are inconsistent with such information, facts, statements, representations, covenants, or undertakings or that will make any such information, facts, statements, representations, covenants, or undertakings untrue, incomplete, or incorrect at the effective times of transactions contemplated by the Merger Agreement, (iii) any representations and statements made in any of the documents referred to herein qualified by knowledge, belief, expectation, intent, or materiality or comparable qualification are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective times of transactions contemplated by the Merger Agreement, in each case without such qualification, (iv) the Transaction Documents represent the entire understanding of the parties with respect to the Mergers, there are no other written or oral agreements regarding the Mergers other than the Transaction Documents; (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us, and all natural persons who have executed such documents are of legal capacity, (vi) the Company Officer’s Tax Certificate and the Parent Officer’s Tax Certificate will be executed by appropriate and authorized officers of Earthstone or Permian Resources, as applicable, in a form that is acceptable to us, and (vii) all applicable reporting requirements with respect to the Mergers have been or will be satisfied. If any of the assumptions described above are untrue for any reason, or if the Mergers are consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

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We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth below. Further, statements contained in the Registration Statement that “it is expected” or similar phrases are not legal conclusions or opinions of counsel. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereto, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Mergers, or any inaccuracy in the information, facts, statements, representations, covenants and undertakings on which we have relied may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof.

Based upon and subject to the foregoing, we confirm that the legal conclusions with respect to the material U.S. federal income tax consequences of the Company Mergers for beneficial owners of Earthstone Class A common stock (as defined in the Registration Statement) set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Company Mergers” are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We are furnishing this opinion to Earthstone solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Vinson & Elkins LLP
Vinson & Elkins LLP